Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS SECOND QUARTER RESULTS
(Loan Growth of 19.6% (annualized) for the second quarter 2022 (excluding PPP loans1))

SOUDERTON, Pa., July 27, 2022 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced net income for the quarter ended June 30, 2022 was $13.2 million, or $0.45 diluted earnings per share, compared to net income of $20.9 million, or $0.71 diluted earnings per share, for the quarter ended June 30, 2021. Net income for the six months ended June 30, 2022 was $33.5 million, or $1.13 diluted earnings per share, compared to net income of $53.5 million, or $1.81 diluted earnings per share, for the six months ended June 30, 2021.

Loans
Gross loans and leases, excluding Paycheck Protection Program ("PPP") loans1, increased $265.9 million, or 19.6% (annualized), from March 31, 2022, $378.2 million, or 14.4% (annualized), from December 31, 2021 and $582.0 million, or 11.5%, from June 30, 2021 primarily due to increases in commercial, commercial real estate, construction, residential mortgage loans, and lease financings. As of June 30, 2022, $5.4 million in PPP loans remained outstanding.
Deposits
Total deposits decreased $484.9 million, or 32.0% (annualized), from March 31, 2022 and $492.1 million, or 16.2% (annualized), from December 31, 2021 primarily due to a seasonal decrease in public funds deposits as well as decreases in commercial and consumer deposits. Total deposits increased $244.3 million, or 4.6%, from June 30, 2021, primarily due to increases in commercial, consumer and public funds deposits.

1 Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

Net Interest Income and Margin
Net interest income of $51.5 million for the three months ended June 30, 2022 increased $4.8 million, or 10.3%, from the three months ended March 31, 2022, and $4.7 million, or 10.1%, from the three months ended June 30, 2021. The increase in net interest income for the three months ended June 30, 2022 compared to the same period of 2021 was due to an increase in the average balance of loans and investments, increased asset yields and a decrease in the cost of interest-bearing liabilities, partially offset by an increase in the average balance of interest-bearing liabilities and a decrease in PPP loan income.

Net interest income of $98.1 million for the six months ended June 30, 2022 increased $6.0 million, or 6.5%, from the six months ended June 30, 2021. The increase in net interest income for the six months ended June 30, 2022 compared to the same period of 2021 was due to loan and investment average balance growth outpacing declines in asset yields and a decrease in the cost of interest-bearing liabilities, offset by an increase in the average balance of interest-bearing liabilities and a decrease in PPP loan income.

Net interest margin, on a tax-equivalent basis, was 3.19% for the second quarter of 2022, compared to 2.89% for the first quarter of 2022 and 3.15% for the second quarter of 2021. Excess liquidity reduced net interest margin by approximately 23 basis points for the quarter ended June 30, 2022 compared to 33 basis points for the quarter ended March 31, 2022 and ten basis points for the quarter ended June 30, 2021. During the quarter ended June 30, 2022, our excess liquidity diminished and we returned to a pre-pandemic liquidity level at the end of the quarter. PPP loans had a favorable impact on net interest margin of one basis point for the quarter ended June 30, 2022 compared to three basis points for the quarter ended March 31, 2022 and eleven basis points for the quarter ended June 30, 2021. Excluding the impact of excess liquidity and PPP loans, the net interest margin, on a tax-equivalent basis, was 3.41% for the quarter ended June 30, 2022 compared to 3.19% for the quarter ended March 31, 2022 and 3.14% for the quarter ended June 30, 2021.

During the second quarter, the Bank entered into a 4-year $250 million interest rate swap (representing approximately 13% of the Bank's variable rate loans), whereby the Bank receives a fixed rate of 5.99% and pays a variable rate equal to the Prime Rate. During the second quarter of 2022, the swap contributed $707 thousand to net interest income and four basis points to net interest margin.

Net interest margin, on a tax-equivalent basis, was 3.04% for the six months ended June 30, 2022, compared to 3.14% for the six months ended June 30, 2021. Excess liquidity reduced net interest margin by approximately 28 basis points for the six months ended June 30, 2022 compared to ten basis points for the six months ended June 30, 2021. PPP loans had a favorable impact on net interest margin of two basis points for the six months ended June 30, 2022 compared to seven basis points for the six months ended June 30, 2021. Excluding the impact of excess liquidity and PPP loans, the net interest margin, on a tax-equivalent basis, was 3.30% for the six months ended June 30, 2022 compared to 3.17% for the six months ended June 30, 2021.

Noninterest Income
Noninterest income for the quarter ended June 30, 2022 was $19.0 million, a decrease of $1.2 million, or 6.1%, compared to the second quarter of 2021. Noninterest income for the six months ended June 30, 2022 was $39.5 million, a decrease of $4.0 million, or 9.2%, from the comparable period in the prior year.

Net gain on mortgage banking activities decreased $2.2 million, or 64.5%, for the quarter and $6.2 million, or 66.4%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year, primarily due to a decrease in loan sales and a contraction of margins. Bank owned life insurance ("BOLI") decreased $915 thousand, or 56.5%, for the quarter and $933 thousand, or 39.9%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year, primarily due to a death benefit claim of $893 thousand in the second quarter of 2021.

Insurance commission and fee income increased $790 thousand, or 20.6%, for the quarter and $1.4 million, or 16.0%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year, primarily due to incremental revenue attributable to the insurance agency the Corporation acquired in the fourth quarter of 2021. Investment advisory commission and fee income increased $254 thousand, or 5.6%, for the quarter and $709 thousand, or 7.7%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year, primarily due to new customer relationships and appreciation of assets under management, as a majority of investment advisory fees are billed based on the prior quarter-end assets under management balance.

Other service fee income increased $561 thousand, or 20.4%, for the quarter and $1.1 million, or 22.8%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year. Mortgage servicing fees increased $357 thousand for the quarter and $619 thousand for the six months ended June 30, 2022 driven by reduced amortization as a result of a decrease in prepayment speeds. Interchange fee income increased $115 thousand for the quarter and $291 thousand for the six months ended June 30, 2022 due to increased customer activity.

Noninterest Expense
Noninterest expense for the quarter ended June 30, 2022 was $47.4 million, an increase of $6.1 million, or 14.7%, compared to the second quarter of 2021. Noninterest expense for the six months ended June 30, 2022 was $92.8 million, an increase of $12.0 million, or 14.8%, from the comparable period in the prior year. The results for the three and six months ended June 30, 2022 include approximately $1.4 million and $2.1 million, respectively, in expenses related to our digital transformation initiative, a comprehensive digital platform which will blend our core operating systems together and allow Univest to seamlessly sell existing products and services, digitally, across an expanded footprint.

Salaries, benefits and commissions increased $3.7 million, or 14.7%, for the quarter and $7.2 million, or 14.4%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year. These increases reflect our continued investment in revenue producing staff across all business lines, including the acquisition of the Paul I. Schaeffer insurance agency, and annual merit increases. Additionally, during the three and six months ended June 30, 2022, we incurred $353 thousand and $740 thousand, respectively, of short-term incremental guaranties related to the hiring of new producers in our mortgage banking line of business. Finally, during the six months ended June 30, 2021 salaries, benefits and commissions expense was benefited by $616 thousand of incremental capitalized compensation related to the origination of PPP loans.

Professional fees increased $829 thousand, or 41.1%, for the quarter and $1.2 million, or 32.4%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year. The increase for the three months ended June 30, 2022 was primarily attributable to $1.2 million of consultant fees spent related to the previously discussed digital transformation initiative, as compared to our $230 thousand investment in our Diversity, Equity and Inclusion training initiatives for the three months ended June 30, 2021. The increase for the six months ended June 30, 2022 was primarily attributable to $1.9 million of consultant fees spent related to the previously discussed digital transformation initiative, as compared to our $506 thousand investment in our Diversity, Equity and Inclusion training initiatives for the six months ended June 30, 2021. Deposit insurance premiums increased $199 thousand, or 32.5%, for the quarter and $456 thousand, or 36.5%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year, driven by an increased assessment base.

Data processing expenses increased $644 thousand, or 21.0%, for the quarter and $1.2 million, or 19.0%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year, primarily due to continued investments in our end-to-end loan origination solution for loans below $1.0 million, customer relationship management software, internal infrastructure improvements, outsourced data processing solutions, and $155 thousand and $258 thousand in support of the previously discussed digital transformation initiative for the respective periods.

Other expense increased $676 thousand, or 11.7%, for the quarter and $1.7 million, or 15.3%, for the six months ended June 30, 2022 compared to the comparable periods in the prior year. Recruiting costs increased $138 thousand and $420 thousand for the three and six months ended June 30, 2022, respectively, due to increased hiring activity, including the entry into our two new expansions markets. Travel and entertainment expenses increased $309 thousand and $574 thousand for the three and six months ended June 30, 2022, respectively, as related activities have largely returned to pre-pandemic levels. Additionally, the six months ended June 30, 2022 includes incurred costs of $330 thousand as a result of a customer who was defrauded.

Tax Provision
The effective income tax rate was 19.8% for the quarter ended June 30, 2022, compared to an effective income tax rate of 19.0% for the quarter ended June 30, 2021. The effective income tax rate was 19.5% for the six months ended June 30, 2022, compared to an effective income tax rate of 19.2% for the six months ended June 30, 2021.The effective tax rate for the three and six months ended June 30, 2022 and 2021 reflects the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $34.8 million at June 30, 2022, compared to $31.5 million at March 31, 2022 and $38.5 million at June 30, 2021. During the quarter, a nonaccrual commercial real estate loan was transferred to other real estate owned ("OREO") with a carrying value of $18.3 million.

Net loan and lease charge-offs were $1.7 million and $1.8 million for the three and six months ended June 30, 2022, respectively. Net loan and lease charge-offs were $243 thousand and $531 thousand for the three and six months ended June 30, 2021, respectively. During the second quarter of 2022, a $1.7 million charge-off was recorded against an existing nonaccrual commercial real estate loan.

The provision for credit losses was $6.7 million for the second quarter of 2022 primarily driven by a $5.5 million increase (after-tax charge of $4.3 million), or $0.15 diluted earnings per share, in reserves due to loan growth, a specific reserve of $1.1 million related to a commercial real estate loan that was placed on nonaccrual status during the second quarter and an incremental provision of $736 thousand related to the previously mentioned $1.7 million charge-off. The reversal of provision for credit losses was $59 thousand for the second quarter of 2021 driven by a $2.7 million increase (after-tax charge of $2.1 million), or $0.07 diluted earnings per share, in reserves due to loan growth outpaced by favorable changes in economic-related assumptions within the Corporation’s CECL model.

The provision for credit losses was $3.2 million for the six months ended June 30, 2022 primarily driven by a $6.8 million increase (after-tax charge of $5.4 million), or $0.18 diluted earnings per share, in reserves due to loan growth and specific reserves of $2.8 million on two nonaccrual commercial real estate properties. These increases were partially offset by $7.3 million (after-tax benefit of $5.8 million), or

$0.19 diluted earnings per share, of changes in economic-related assumptions within the Corporation’s CECL model. Additionally, reserves on unfunded commitments and investment securities increased $990 thousand during the six months ended June 30, 2022. The reversal of provision for credit losses was $11.3 million for the comparable period in the prior year, of which $15.8 million (after-tax benefit of $12.5 million), or $0.42 diluted earnings per share, was attributable to favorable changes in economic-related assumptions within the Corporation’s CECL model, partially offset by a reserve increase attributable to loan growth.

The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.27% at June 30, 2022, compared to 1.26% at March 31, 2022, and 1.34% at June 30, 2021. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment, excluding PPP loans2, was 1.27% at June 30, 2022 compared to 1.27% at March 31, 2022 and 1.41% at June 30, 2021.

Share Repurchases
As previously announced, the Corporation began to repurchase its common stock on the open market. During the second quarter of 2022, the Corporation repurchased 300,000 shares at an average price of $25.23, for an aggregate cost of $7.6 million. As of June 30, 2022, the Corporation has 379,174 shares remaining to repurchase under the current approved plan.

Dividend
On July 27, 2022, Univest declared a quarterly cash dividend of $0.21 per share to be paid on August 24, 2022 to shareholders of record as of August 10, 2022.

Conference Call
Univest will host a conference call to discuss second quarter 2022 results on Thursday, July 28, 2022 at 9:00 a.m. EST. Participants may preregister at https://ige.netroadshow.com/registration/q4inc/11282/univest-financial-corporation-to-hold-second-quarter-2022-earnings-call/. The general public can access the call by dialing 1-844-200-6205; using Access Code 571585. A replay of the conference call will be available through August 27, 2022 by dialing 1-866-813-9403; using Access Code: 134898.

2 Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $6.7 billion in assets and $4.1 billion in assets under management and supervision through its Wealth Management lines of business at June 30, 2022. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future results, business or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations or lead to higher operating costs; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in economic conditions nationally and in our market; (5) economic assumptions that may impact our allowance for credit losses calculation; (6) legislative, regulatory or tax changes; (7) technological issues that may adversely affect our operations or those of our customers; (8) changes in the securities markets; (9) the current or anticipated impact of military conflict, terrorism or other geopolitical events; or (10) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

Additionally, it is difficult to predict the continued effects of the COVID-19 pandemic on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: (1) demand for our products and services may decline; (2) if economic conditions worsen, loan delinquencies, problem assets, and foreclosures may increase and our allowance for credit losses may have to be increased; (3) collateral for loans, especially real estate, may decline in value; (4) the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; (5) a material decrease in net income or a net loss over several quarters could result in the elimination of or a decrease in the rate of our quarterly cash dividend; (6) our wealth management revenues may decline with market turmoil; and (7) our cyber security risks may increase as the result of an increase in the number of employees working remotely. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2022
(Dollars in thousands)

Balance Sheet (Period End)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
ASSETS
Cash and due from banks	$59,590	$57,307	$49,202	$67,517	$50,358
Interest-earning deposits with other banks	35,187	716,474	840,948	834,840	153,091
Cash and cash equivalents	94,777	773,781	890,150	902,357	203,449
Investment securities held-to-maturity	159,808	166,339	176,983	112,643	119,692
Investment securities available for sale, net of allowance for credit losses	351,382	349,994	317,007	277,773	274,862
Investments in equity securities	2,934	2,569	2,999	2,961	2,872
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	29,116	26,330	28,186	28,679	25,228
Loans held for sale	8,352	14,521	21,600	29,093	27,322
Loans and leases held for investment	5,661,777	5,400,786	5,310,017	5,252,045	5,327,313
Less: Allowance for credit losses, loans and leases	(72,011)	(68,286)	(71,924)	(70,146)	(71,355)
Net loans and leases held for investment	5,589,766	5,332,500	5,238,093	5,181,899	5,255,958
Premises and equipment, net	50,080	50,429	56,882	55,354	56,067
Operating lease right-of-use assets	30,929	30,498	30,407	31,570	33,688
Goodwill	175,510	175,510	175,510	172,559	172,559
Other intangibles, net of accumulated amortization	11,728	11,784	11,848	9,359	9,396
Bank owned life insurance	120,103	119,398	118,699	117,981	117,765
Accrued interest and other assets	76,328	54,087	54,057	57,624	57,447
Total assets	$6,700,813	$7,107,740	$7,122,421	$6,979,852	$6,356,305

LIABILITIES
Noninterest-bearing deposits	$2,062,538	$2,136,467	$2,065,423	$1,861,007	$1,872,031
Interest-bearing deposits:	3,500,510	3,911,465	3,989,701	4,077,147	3,446,673
Total deposits	5,563,048	6,047,932	6,055,124	5,938,154	5,318,704
Short-term borrowings	97,606	18,976	20,106	14,101	25,251
Long-term debt	95,000	95,000	95,000	95,000	95,000
Subordinated notes	99,030	98,952	98,874	98,797	98,719
Operating lease liabilities	33,951	33,566	33,453	34,641	37,131
Accrued expenses and other liabilities	48,253	39,459	46,070	43,136	41,502
Total liabilities	5,936,888	6,333,885	6,348,627	6,223,829	5,616,307

SHAREHOLDER'S EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	298,800	297,945	299,181	298,033	297,208
Retained earnings	396,295	389,332	375,124	363,607	348,579
Accumulated other comprehensive loss, net of tax benefit	(42,781)	(31,909)	(16,353)	(20,073)	(19,545)
Treasury stock, at cost	(46,173)	(39,297)	(41,942)	(43,328)	(44,028)
Total shareholders’ equity	763,925	773,855	773,794	756,023	739,998
Total liabilities and shareholders’ equity	$6,700,813	$7,107,740	$7,122,421	$6,979,852	$6,356,305

	For the three months ended,					For the six months ended,
Balance Sheet (Average)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Assets	$6,962,401	$7,047,980	$7,088,289	$6,698,177	$6,443,629	$7,004,954	$6,413,712
Investment securities, net of allowance for credit losses	515,741	522,128	469,588	395,280	385,694	518,917	380,063
Loans and leases, gross	5,520,580	5,344,698	5,255,279	5,320,411	5,389,110	5,433,125	5,357,678
Deposits	5,903,173	5,984,815	6,041,798	5,666,725	5,351,089	5,943,769	5,323,770
Shareholders' equity	771,410	774,358	762,334	746,185	728,750	772,876	714,324

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
June 30, 2022
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Commercial, financial and agricultural	$1,028,354	$932,485	$956,396	$927,015	$920,621
Paycheck Protection Program	5,358	10,298	31,748	85,601	252,849
Real estate-commercial	2,870,286	2,816,737	2,718,535	2,669,898	2,600,919
Real estate-construction	319,449	285,083	283,918	260,874	274,529
Real estate-residential secured for business purpose	419,652	412,486	409,900	412,001	407,664
Real estate-residential secured for personal purpose	629,144	568,735	540,566	535,705	513,330
Real estate-home equity secured for personal purpose	168,536	160,134	158,909	159,029	160,018
Loans to individuals	27,061	26,249	25,504	26,458	25,845
Lease financings	193,937	188,579	184,541	175,464	171,538
Total loans and leases held for investment, net of deferred income	5,661,777	5,400,786	5,310,017	5,252,045	5,327,313
Less: Allowance for credit losses, loans and leases	(72,011)	(68,286)	(71,924)	(70,146)	(71,355)
Net loans and leases held for investment	$5,589,766	$5,332,500	$5,238,093	$5,181,899	$5,255,958

Asset Quality Data (Period End)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$13,355	$30,876	$33,210	$34,528	$37,466
Accruing loans and leases 90 days or more past due	2,784	274	498	2,204	750
Accruing troubled debt restructured loans and leases	50	51	51	51	52
Total nonperforming loans and leases	16,189	31,201	33,759	36,783	38,268
Other real estate owned	18,604	279	279	279	279
Total nonperforming assets	$34,793	$31,480	$34,038	$37,062	$38,547
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	0.24%	0.57%	0.63%	0.66%	0.70%
Nonperforming loans and leases / Loans and leases held for investment	0.29%	0.58%	0.64%	0.70%	0.72%
Nonperforming assets / Total assets	0.52%	0.44%	0.48%	0.53%	0.61%

Allowance for credit losses, loans and leases	$72,011	$68,286	$71,924	$70,146	$71,355
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.27%	1.26%	1.35%	1.34%	1.34%
Allowance for credit losses, loans and leases / Loans and leases held for investment, excluding Paycheck Protection Program loans (1)	1.27%	1.27%	1.36%	1.36%	1.41%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases held for investment	539.21%	221.16%	216.57%	203.16%	212.97%
Allowance for credit losses, loans and leases / Nonperforming loans and leases held for investment	444.81%	218.86%	213.05%	190.70%	208.00%

	For the three months ended,					For the six months ended,
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Net loan and lease charge-offs (recoveries)	$1,715	$76	$(243)	$(75)	$243	$1,791	$531
Net loan and lease charge-offs (recoveries) (annualized)/Average loans and leases	0.12%	0.01%	(0.02)%	(0.01)%	0.02%	0.07%	0.02%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2022
(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Interest income	$56,717	$51,198	$52,262	$53,571	$52,441	$107,915	$103,898
Interest expense	5,246	4,538	4,737	4,884	5,684	9,784	11,727
Net interest income	51,471	46,660	47,525	48,687	46,757	98,131	92,171
Provision (reversal of provision) for credit losses	6,674	(3,450)	1,392	(182)	(59)	3,224	(11,342)
Net interest income after provision for credit losses	44,797	50,110	46,133	48,869	46,816	94,907	103,513
Noninterest income:
Trust fee income	1,998	2,102	2,086	2,126	2,157	4,100	4,191
Service charges on deposit accounts	1,574	1,504	1,486	1,422	1,314	3,078	2,596
Investment advisory commission and fee income	4,812	5,152	4,885	4,796	4,558	9,964	9,255
Insurance commission and fee income	4,629	5,570	3,726	3,837	3,839	10,199	8,794
Other service fee income	3,309	2,756	2,759	2,576	2,748	6,065	4,940
Bank owned life insurance income	705	699	719	925	1,620	1,404	2,337
Net gain on sales of investment securities	—	30	5	21	54	30	119
Net gain on mortgage banking activities	1,230	1,929	2,518	3,224	3,461	3,159	9,399
Other income	741	728	1,008	1,625	479	1,469	1,849
Total noninterest income	18,998	20,470	19,192	20,552	20,230	39,468	43,480
Noninterest expense:
Salaries, benefits and commissions	29,133	28,245	27,374	26,641	25,396	57,378	50,176
Net occupancy	2,422	2,716	2,477	2,525	2,656	5,138	5,395
Equipment	977	982	985	1,000	968	1,959	1,914
Data processing	3,708	3,567	3,355	3,274	3,064	7,275	6,114
Professional fees	2,844	2,138	1,750	2,174	2,015	4,982	3,763
Marketing and advertising	693	425	683	539	561	1,118	841
Deposit insurance premiums	812	893	698	765	613	1,705	1,249
Intangible expenses	342	341	267	214	249	683	498
Other expense	6,440	6,105	5,746	6,116	5,764	12,545	10,876
Total noninterest expense	47,371	45,412	43,335	43,248	41,286	92,783	80,826
Income before taxes	16,424	25,168	21,990	26,173	25,760	41,592	66,167
Income tax expense	3,258	4,851	4,578	5,262	4,885	8,109	12,689
Net income	$13,166	$20,317	$17,412	$20,911	$20,875	$33,483	$53,478
Net income per share:
Basic	$0.45	$0.69	$0.59	$0.71	$0.71	$1.14	$1.82
Diluted	$0.45	$0.68	$0.59	$0.71	$0.71	$1.13	$1.81
Dividends declared per share	$0.21	$0.20	$0.20	$0.20	$0.20	$0.41	$0.40
Weighted average shares outstanding	29,490,154	29,542,467	29,471,304	29,420,256	29,389,525	29,516,166	29,359,198
Period end shares outstanding	29,365,775	29,636,425	29,500,542	29,438,402	29,411,731	29,365,775	29,411,731

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2022

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Return on average assets	0.76%	1.17%	0.97%	1.24%	1.30%	0.96%	1.68%
Return on average shareholders' equity	6.85%	10.64%	9.06%	11.12%	11.49%	8.74%	15.10%
Return on average tangible common equity (1)(3)	9.10%	14.04%	11.93%	14.63%	15.26%	11.56%	20.14%
Net interest margin (FTE)	3.19%	2.89%	2.86%	3.11%	3.15%	3.04%	3.14%
Efficiency ratio (2)	66.6%	67.0%	64.3%	61.8%	60.7%	66.8%	58.8%

Capitalization Ratios
Dividends declared to net income	47.1%	29.1%	33.9%	28.1%	28.2%	36.2%	22.0%
Shareholders' equity to assets (Period End)	11.40%	10.89%	10.86%	10.83%	11.64%	11.40%	11.64%
Tangible common equity to tangible assets (1)	8.97%	8.58%	8.56%	8.55%	9.15%	8.97%	9.15%
Common equity book value per share	$26.01	$26.11	$26.23	$25.68	$25.16	$26.01	$25.16
Tangible common equity book value per share (1)	$19.91	$20.06	$20.14	$19.75	$19.22	$19.91	$19.22

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.45%	9.35%	9.13%	9.53%	9.64%	9.45%	9.64%
Common equity tier 1 risk-based capital ratio	10.62%	11.07%	11.08%	11.15%	11.04%	10.62%	11.04%
Tier 1 risk-based capital ratio	10.62%	11.07%	11.08%	11.15%	11.04%	10.62%	11.04%
Total risk-based capital ratio	13.23%	13.73%	13.77%	13.87%	13.82%	13.23%	13.82%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	June 30, 2022			March 31, 2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$474,260	$824	0.70%	$733,173	$357	0.20%
U.S. government obligations	2,000	11	2.21	5,222	26	2.02
Obligations of state and political subdivisions*	2,302	17	2.96	2,332	19	3.30
Other debt and equity securities	511,439	2,727	2.14	514,574	2,339	1.84
Federal Home Loan Bank, Federal Reserve Bank and other stock	26,221	344	5.26	27,115	355	5.31
Total interest-earning deposits, investments and other interest-earning assets	1,016,222	3,923	1.55	1,282,416	3,096	0.98
Commercial, financial, and agricultural loans	937,846	9,037	3.86	901,555	7,571	3.41
Paycheck Protection Program loans	7,644	155	8.13	18,402	591	13.02
Real estate—commercial and construction loans	3,004,509	28,527	3.81	2,904,602	25,820	3.61
Real estate—residential loans	1,166,201	10,758	3.70	1,116,356	9,882	3.59
Loans to individuals	26,782	305	4.57	25,799	238	3.74
Municipal loans and leases*	235,922	2,404	4.09	242,508	2,434	4.07
Lease financings	141,676	2,105	5.96	135,476	2,075	6.21
Gross loans and leases	5,520,580	53,291	3.87	5,344,698	48,611	3.69
Total interest-earning assets	6,536,802	57,214	3.51	6,627,114	51,707	3.16
Cash and due from banks	55,634			53,698
Allowance for credit losses, loans and leases	(68,426)			(72,067)
Premises and equipment, net	50,266			53,948
Operating lease right-of-use assets	30,222			30,394
Other assets	357,903			354,893
Total assets	$6,962,401			$7,047,980
Liabilities:
Interest-bearing checking deposits	$851,324	$570	0.27%	$881,462	$443	0.20%
Money market savings	1,405,536	1,552	0.44	1,542,581	904	0.24
Regular savings	1,070,480	237	0.09	1,021,550	238	0.09
Time deposits	452,989	1,227	1.09	473,589	1,306	1.12
Total time and interest-bearing deposits	3,780,329	3,586	0.38	3,919,182	2,891	0.30
Short-term borrowings	17,253	11	0.26	17,636	2	0.05
Long-term debt	95,000	321	1.36	95,000	317	1.35
Subordinated notes	98,988	1,328	5.38	98,911	1,328	5.45
Total borrowings	211,241	1,660	3.15	211,547	1,647	3.16
Total interest-bearing liabilities	3,991,570	5,246	0.53	4,130,729	4,538	0.45
Noninterest-bearing deposits	2,122,844			2,065,633
Operating lease liabilities	33,300			33,452
Accrued expenses and other liabilities	43,277			43,808
Total liabilities	6,190,991			6,273,622
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	298,241			298,975
Retained earnings and other equity	315,385			317,599
Total shareholders' equity	771,410			774,358
Total liabilities and shareholders' equity	$6,962,401			$7,047,980
Net interest income		$51,968			$47,169
Net interest spread			2.98			2.71
Effect of net interest-free funding sources			0.21			0.18
Net interest margin			3.19%			2.89%
Ratio of average interest-earning assets to average interest-bearing liabilities	163.77	%		160.43	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Net interest income includes net deferred costs of $(618) thousand and $(136) thousand for the three months ended June 30, 2022 and March 31, 2022.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2022 and March 31, 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended June 30,
Tax Equivalent Basis	2022			2021
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$474,260	$824	0.70%	$215,349	$46	0.09%
U.S. government obligations	2,000	11	2.21	6,999	35	2.01
Obligations of state and political subdivisions*	2,302	17	2.96	6,070	58	3.83
Other debt and equity securities	511,439	2,727	2.14	372,625	1,364	1.47
Federal Home Loan Bank, Federal Reserve Bank and other stock	26,221	344	5.26	25,872	360	5.58
Total interest-earning deposits, investments and other interest-earning assets	1,016,222	3,923	1.55	626,915	1,863	1.19
Commercial, financial, and agricultural loans	937,846	9,037	3.86	826,464	6,910	3.35
Paycheck Protection Program loans	7,644	155	8.13	408,928	4,778	4.69
Real estate—commercial and construction loans	3,004,509	28,527	3.81	2,701,137	24,931	3.70
Real estate—residential loans	1,166,201	10,758	3.70	1,065,065	9,836	3.70
Loans to individuals	26,782	305	4.57	25,284	251	3.98
Municipal loans and leases*	235,922	2,404	4.09	251,311	2,598	4.15
Lease financings	141,676	2,105	5.96	110,921	1,819	6.58
Gross loans and leases	5,520,580	53,291	3.87	5,389,110	51,123	3.80
Total interest-earning assets	6,536,802	57,214	3.51	6,016,025	52,986	3.53
Cash and due from banks	55,634			52,948
Allowance for credit losses, loans and leases	(68,426)			(73,052)
Premises and equipment, net	50,266			55,903
Operating lease right-of-use assets	30,222			33,992
Other assets	357,903			357,813
Total assets	$6,962,401			$6,443,629
Liabilities:
Interest-bearing checking deposits	$851,324	$570	0.27%	$786,931	$487	0.25%
Money market savings	1,405,536	1,552	0.44	1,219,375	831	0.27
Regular savings	1,070,480	237	0.09	978,807	282	0.12
Time deposits	452,989	1,227	1.09	485,060	1,559	1.29
Total time and interest-bearing deposits	3,780,329	3,586	0.38	3,470,173	3,159	0.37
Short-term borrowings	17,253	11	0.26	19,109	3	0.06
Long-term debt	95,000	321	1.36	95,000	321	1.36
Subordinated notes	98,988	1,328	5.38	172,016	2,201	5.13
Total borrowings	211,241	1,660	3.15	286,125	2,525	3.54
Total interest-bearing liabilities	3,991,570	5,246	0.53	3,756,298	5,684	0.61
Noninterest-bearing deposits	2,122,844			1,880,916
Operating lease liabilities	33,300			37,426
Accrued expenses and other liabilities	43,277			40,239
Total liabilities	6,190,991			5,714,879
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	298,241			296,599
Retained earnings and other equity	315,385			274,367
Total shareholders' equity	771,410			728,750
Total liabilities and shareholders' equity	$6,962,401			$6,443,629
Net interest income		$51,968			$47,302
Net interest spread			2.98			2.92
Effect of net interest-free funding sources			0.21			0.23
Net interest margin			3.19%			3.15%
Ratio of average interest-earning assets to average interest-bearing liabilities	163.77	%		160.16	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred (costs) fees of $(618) thousand and $2.7 million for the three months ended June 30, 2022 and 2021, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2022 and 2021 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Six Months Ended June 30,
Tax Equivalent Basis	2022			2021
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$603,002	$1,181	0.39%	$226,387	$102	0.09%
U.S. government obligations	3,602	37	2.07	6,999	71	2.05
Obligations of state and political subdivisions*	2,317	36	3.13	8,792	163	3.74
Other debt and equity securities	512,998	5,066	1.99	364,272	2,631	1.46
Federal Home Loan Bank, Federal Reserve Bank and other stock	26,665	699	5.29	26,119	708	5.47
Total interest-earning deposits, investments and other interest-earning assets	1,148,584	7,019	1.23	632,569	3,675	1.17
Commercial, financial, and agricultural loans	919,801	16,608	3.64	804,458	13,708	3.44
Paycheck Protection Program loans	12,994	746	11.58	457,663	9,302	4.10
Real estate—commercial and construction loans	2,954,831	54,347	3.71	2,661,778	49,389	3.74
Real estate—residential loans	1,141,416	20,640	3.65	1,051,110	19,709	3.78
Loans to individuals	26,293	543	4.16	25,862	516	4.02
Municipal loans and leases*	239,197	4,838	4.08	248,490	5,128	4.16
Lease financings	138,593	4,180	6.08	108,317	3,556	6.62
Gross loans and leases	5,433,125	101,902	3.78	5,357,678	101,308	3.81
Total interest-earning assets	6,581,709	108,921	3.34	5,990,247	104,983	3.53
Cash and due from banks	54,671			54,123
Allowance for credit losses, loans and leases	(70,237)			(78,125)
Premises and equipment, net	52,097			55,865
Operating lease right-of-use assets	30,308			34,013
Other assets	356,406			357,589
Total assets	$7,004,954			$6,413,712
Liabilities:
Interest-bearing checking deposits	$866,310	$1,013	0.24%	$802,350	$977	0.25%
Money market savings	1,473,680	2,456	0.34	1,231,457	1,684	0.28
Regular savings	1,046,150	475	0.09	969,073	580	0.12
Time deposits	463,232	2,533	1.10	505,318	3,318	1.32
Total time and interest-bearing deposits	3,849,372	6,477	0.34	3,508,198	6,559	0.38
Short-term borrowings	17,443	13	0.15	18,506	5	0.05
Long-term debt	95,000	638	1.35	98,149	669	1.37
Subordinated notes	98,950	2,656	5.41	177,647	4,494	5.10
Total borrowings	211,393	3,307	3.15	294,302	5,168	3.54
Total interest-bearing liabilities	4,060,765	9,784	0.49	3,802,500	11,727	0.62
Noninterest-bearing deposits	2,094,397			1,815,572
Operating lease liabilities	33,375			37,419
Accrued expenses and other liabilities	43,541			43,897
Total liabilities	6,232,078			5,699,388
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	298,606			296,369
Retained earnings and other equity	316,486			260,171
Total shareholders' equity	772,876			714,324
Total liabilities and shareholders' equity	$7,004,954			$6,413,712
Net interest income		$99,137			$93,256
Net interest spread			2.85			2.91
Effect of net interest-free funding sources			0.19			0.23
Net interest margin			3.04%			3.14%
Ratio of average interest-earning assets to average interest-bearing liabilities	162.08	%		157.53	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred (costs) fees of $(754) thousand and $5.0 million for the six months ended June 30, 2022 and 2021, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2022 and 2021 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
As of June 30, 2022

(Dollars in thousands)
Industry Description	Total Outstanding Balance (excl PPP)	% of Commercial Loan Portfolio
CRE - Retail	$379,935	8.2%
Animal Production	315,801	6.8
CRE - Multi-family	262,182	5.7
CRE - 1-4 Family Residential Investment	240,887	5.2
CRE - Office	215,847	4.7
Hotels & Motels (Accommodation)	188,811	4.1
CRE - Industrial / Warehouse	185,241	4.0
Education	161,151	3.5
Nursing and Residential Care Facilities	154,034	3.3
Specialty Trade Contractors	143,724	3.1
Homebuilding (tract developers, remodelers)	118,877	2.6
Motor Vehicle and Parts Dealers	112,372	2.4
CRE - Medical Office	108,978	2.3
CRE - Mixed-Use - Residential	106,228	2.3
Merchant Wholesalers, Durable Goods	100,825	2.2
Crop Production	88,786	1.9
Food Manufacturing	85,953	1.9
Administrative and Support Services	75,587	1.6
Rental and Leasing Services	72,560	1.6
Wood Product Manufacturing	71,961	1.6
Food Services and Drinking Places	69,209	1.5
Merchant Wholesalers, Nondurable Goods	66,568	1.4
Fabricated Metal Product Manufacturing	63,016	1.4
Personal and Laundry Services	60,774	1.3
Religious Organizations, Advocacy Groups	58,409	1.3
Miniwarehouse / Self-Storage	54,761	1.2
Repair and Maintenance	53,472	1.2
CRE - Mixed-Use - Commercial	52,080	1.1
Private Equity & Special Purpose Entities	51,853	1.1
Truck Transportation	51,191	1.1
Industries with >$50 million in outstandings	$3,771,073	81.3%
Industries with <$50 million in outstandings	$866,668	18.7%
Total Commercial Loans	$4,637,741	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$629,144
Real Estate-Home Equity Secured for Personal Purpose	168,536
Loans to Individuals	27,061
Lease Financings	193,937
Total Consumer Loans and Lease Financings	$1,018,678

Total	$5,656,419

Univest Financial Corporation
Non-GAAP Reconciliation
June 30, 2022

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the six months ended,
(Dollars in thousands)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Net income	$13,166	$20,317	$17,412	$20,911	$20,875	$33,483	$53,478
Amortization of intangibles, net of tax	270	269	211	169	197	540	393
Net income before amortization of intangibles	$13,436	$20,586	$17,623	$21,080	$21,072	$34,023	$53,871

Shareholders' equity	$763,925	$773,855	$773,794	$756,023	$739,998	$763,925	$739,998
Goodwill	(175,510)	(175,510)	(175,510)	(172,559)	(172,559)	(175,510)	(172,559)
Other intangibles (a)	(3,678)	(3,936)	(4,210)	(1,922)	(2,073)	(3,678)	(2,073)
Tangible common equity	$584,737	$594,409	$594,074	$581,542	$565,366	$584,737	$565,366

Total assets	$6,700,813	$7,107,740	$7,122,421	$6,979,852	$6,356,305	$6,700,813	$6,356,305
Goodwill	(175,510)	(175,510)	(175,510)	(172,559)	(172,559)	(175,510)	(172,559)
Other intangibles (a)	(3,678)	(3,936)	(4,210)	(1,922)	(2,073)	(3,678)	(2,073)
Tangible assets	$6,521,625	$6,928,294	$6,942,701	$6,805,371	$6,181,673	$6,521,625	$6,181,673

Average shareholders' equity	$771,410	$774,358	$762,334	$746,185	$728,750	$772,876	$714,324
Average goodwill	(175,510)	(175,510)	(173,553)	(172,559)	(172,559)	(175,510)	(172,559)
Average other intangibles (a)	(3,791)	(4,090)	(2,696)	(1,983)	(2,209)	(3,940)	(2,336)
Average tangible common equity	$592,109	$594,758	$586,085	$571,643	$553,982	$593,426	$539,429

Loans and leases held for investment, gross	$5,661,777	$5,400,786	$5,310,017	$5,252,045	$5,327,313	$5,661,777	$5,327,313
Paycheck Protection Program ("PPP") loans	(5,358)	(10,298)	(31,748)	(85,601)	(252,849)	(5,358)	(252,849)
Gross loans and leases, excluding PPP loans	$5,656,419	$5,390,488	$5,278,269	$5,166,444	$5,074,464	$5,656,419	$5,074,464

Allowance for credit losses, loans and leases	$72,011	$68,286	$71,924	$70,146	$71,355	$72,011	$71,355
Gross loans and leases, excluding PPP loans	5,656,419	5,390,488	5,278,269	5,166,444	5,074,464	5,656,419	5,074,464
Allowance for credit losses, loans and leases as a percentage of gross loans and leases excluding PPP loans	1.27%	1.27%	1.36%	1.36%	1.41%	1.27%	1.41%

(a) Amount does not include mortgage servicing rights